Exhibit 10

[logo] First Midwest Bancorp, Inc.

Amended and Restated

Non-Employee Directors'

1997 Stock Option Plan

* * * * *

PLAN DOCUMENT

February 16, 2000

First Midwest Bancorp, Inc.
Amended and Restated
Non-Employee Directors' 1997 Stock Option Plan

Plan Document

Table of Contents

Section 1 - Establishment, Purpose and Effective Date of Plan	1

1.1 - Establishment	1
1.2 - Purpose	1
1.3 - Effective Date	1

Section 2 - Definitions	1

Section 3 - Eligibility	2

Section 4 - Shares of Common Stock Available	2

4.1 - Number	2
4.1 - Unused Stock	2
4.3 - Adjustment in Capitalization	2

Section 5 - Director Options	2

5.1 - Grant and Eligibility	2
5.2 - Director Option Agreement	3
5.3 - Tax Status	3
5.4 - Option Price and Payment	3
5.5 - Vesting and Duration of Options	3
5.6 - Delivery of Certificate	3

Section 6 - Coordination with 1989 Omnibus Stock and Incentive Plan	4

6.1 - Change in Control	4
6.2 - Limited Transferability of Options Beneficiary Designations	4

Section 7 - Amendment and Termination	4

Section 8 - Miscellaneous	4

8.1 - Rights of Directors	4
8.2 - Indemnification	4
8.3 - Requirements of Law	5
8.4 - Governing Law	5
8.5 - Administration	5

FIRST MIDWEST BANCORP, INC.
AMENDED AND RESTATED
NON-EMPLOYEE DIRECTORS' 1997 STOCK OPTION PLAN
Plan Document

Section 1. Establishment, Purposes and Effective Date of Plan

1.1 Establishment. First Midwest Bancorp, Inc., a Delaware corporation, hereby amends and restates the "NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN" (the "Plan"). The Plan provides for the grant of nonqualified stock options to the Company's Non-Employee Directors.

1.2 Purposes. The purpose of the Plan is to advance the interests of the Company and its stockholders by augmenting the Company's traditional compensation program for Non-Employee Directors with awards of nonqualified stock options, thereby increasing their stake in the future growth and prosperity of the Company, and furthering the Directors' identity of interest with those of the Company's stockholders. By thus compensating Non-Employee Directors, the Company seeks to attract, retain, compensate and motivate those highly competent individuals whose judgment, initiative, leadership, and efforts are important to the success of the Company.

1.3 Effective Date. Subject to approval at the Company's 2000 Annual Meeting of Shareholders, the effective date of this amended and restated Plan is February 16, 2000.

Section 2. Definitions

As used herein, the following terms shall have the meanings hereinafter set forth:

(a) "Board" means the Board of Directors of the Company.

(b) "Code" means the Internal Revenue Code of 1986, as amended.

(c) "Common Stock" or "Share" means the Common Stock, par value $.01 per share, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of subsection 4.3.

(d) "Company" means First Midwest Bancorp, Inc., a Delaware corporation.

(e) "Director Options" means options granted hereunder to non-employee directors.

(f) "Effective Date" means February 16, 2000, the date on which the Plan was approved by the Board.

(g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(h) "Fair Market Value" means, as to any date, the average of the highest and lowest prices of a share of Common Stock as reported in the consolidated tape of the NASDAQ National Market System. In the event there are no transactions reported for such date, the Fair Market Value shall be determined as of the immediately preceding date on which such prices of Common Stock are so quoted.

(i) "Grant Date" means, with respect to the annual grant of Directors Options described in Section 5.1(a) means with respect to each individual who is a Non-Employee Director, the date of the first regularly-scheduled Board meeting held in each calendar year (generally in February), beginning with the first Board meeting held in 2000. With respect to any individual who first becomes a Non-Employee Director after the date of the first Board meeting held in 2000, the date the individual first becomes a Non-Employee Director shall also be a Grant Date. In addition, Grant Date shall mean any other date on which a Director Option is granted to a non-Employee Director pursuant to Section 5.1(b).

(j) "Non-Employee Director", with respect to the grant of Directors Options hereunder means any person who is a member of the Board and who is not, as of the Grant Date, an employee of the Company or any of its subsidiaries.

Section 3. Eligibility

Each Non-Employee Director as of the Effective Date and each person who becomes a Non-Employee Director after the Effective Date shall be eligible to participate in the Plan.

Section 4. Shares of Common Stock Available

4.1 Number. The total number of shares of Common Stock of the Company subject to issuance under the Plan, and subject to adjustment upon occurrence of any of the events indicated in subsection 4.3, may not exceed 225,000. The Shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock not reserved for any other purpose.

4.2 Unused Stock. In the event any shares of Common Stock that are subject to an Director Option which, for any reason, expires, terminates or is canceled as to such shares, such shares again shall become available for issuance under the Plan.

4.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Common Stock by reason of a Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock subject to Director Options to be granted or outstanding pursuant to Section 5 hereof, and/or the stated option price, shall be appropriately adjusted by the Board, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.

Section 5. Director Options

5.1 Grant and Eligibility.

(a) On each Grant Date applicable to this Section 5.1(a) which occurs after the Effective Date, Director Options for the purchase of shares of Common Stock will be granted to each individual who is a Non-Employee Director. The number of shares of Common Stock subject to each Director Option shall be determined by dividing (a) the average cash compensation earned by the Non-Employee Directors during the calendar year immediately preceding the calendar year in which the Grant Date occurs, by (b) the dollar value of a Director Option to purchase one share of Common Stock on the Grant Date (provided, however, that such number of Shares shall be rounded down to the nearest whole Share). Such dollar value shall be based on utilization of the Black-Scholes or other appropriate pricing model on the basis used with respect to the determination of option awards under the Omnibus Plan (as defined below).

(b) Director Options may be granted to Non-Employee Directors at any time and from time to the time as the Board shall determine.

5.2 Director Option Agreement. Each Director Option shall be evidenced by a Director Option Agreement that shall specify the option price, the duration of the option, the number of shares of Common Stock to which the option pertains, and such other provisions as the Board shall determine.

5.3 Tax Status. Director Options shall be options in the form of nonqualified stock options which are intended not to fall under the provisions of Code Section 422.

5.4 Option Price and Payment. The option price of each share of Common Stock subject to a Director Option shall be 100% of the Fair Market Value on the Grant Date. Director Options shall be exercised by the delivery of a written notice to the Company setting forth the number of shares of Common Stock with respect to which the option is to be exercised, accompanied by full payment for the Shares. Upon exercise of any Director Option, the option price shall be payable to the Company in full either (a) in cash or its equivalent (including for this purpose, the proceeds from a cashless exercise as permitted under the Federal Reserve Board's Regulation T, or other borrowed funds), or (b) by tendering previously-acquired Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total option price (including for this purpose Shares deemed tendered by affirmation of ownership), or (c) by a combination of (a) and (b). Notwithstanding the foregoing, the exercise price payable upon the exercise of a Director Option by a Non-Employee Director who has a deferral election in effect under the Company's Nonqualified Stock Option - Gain Deferral Plan or similar plan (the "Gain Deferral Plan"), shall be made solely by tendering previously-acquired Shares in accordance with clause (b) above.

5.5 Vesting and Duration of Options. Each Director Option shall vest and become exercisable in full upon the first to occur of (a) the expiration of one year after the Grant Date with respect to the Director Options described in Section 5.1(a) or six months after the Grant Date with respect to any other Director Options, unless prior thereto the Non-Employee Director has ceased to be a director for any reason other than death or disability, (b) the death or disability of the Non-Employee Director, or (c) a Change in Control (as provided in Section 6.1 hereof). Once vested, Director Options shall expire upon the first to occur of the date which is (i) three years following termination of the director's Board membership for any reason other than death, or (ii) one year following the date of the Non-Employee Director's death; provided, however, in no event may any Director Option be exercised beyond the tenth anniversary of its Grant Date, or such shorter period which may be set forth in the Director Option agreement.

5.6 Delivery of Certificate. As soon as practicable after receipt of each notice of exercise and full payment of the exercise price, the Company shall deliver to the Non-Employee Director a certificate or certificates representing acquired shares of Common Stock. Notwithstanding the foregoing, in the event the Non-Employee Director has in effect a deferral election under the Gain Deferral Plan, the Company shall deliver to the trustee of the trust established under the Gain Deferral Plan, a certificate or certificates representing such number of Shares determined by dividing (a) the excess of the (I) Fair Market Value of the Shares purchased pursuant to the option exercise, over (ii) the exercise price for the Shares purchased, by (b) the Fair Market Value of one Share. The Company shall deliver a certificate or certificates for the remainder of the Shares, representing Shares with a Fair Market Value equal to the option exercise price paid. For purposes of the foregoing, Fair Market Value shall be determined on the date the Director Option is exercised.

Section 6. Coordination with 1989 Omnibus Stock and Incentive Plan

The following provisions of the Company's 1989 Omnibus Stock and Incentive Plan, as from time to time amended (the "Omnibus Plan"), shall be applicable to the Director Options as if such provisions were set forth in this Plan in full:

6.1 Change in Control. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred on the date a Change in Control occurs under the Omnibus Plan. Notwithstanding any other provision of the Plan, if a Change in Control occurs, then each Director Option shall become fully vested and exercisable as of the date of the Change in Control.

6.2 Limited Transferability of Options; Beneficiary Designations. No Director Option granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Board may, in its discretion, authorize all or a portion of the Director Options to be on terms which permit the transfer by the Non-Employee Director to the extent the Committee under the Omnibus Plan may permit such transfers. Non-Employee Directors may designate beneficiaries with respect to Director Options granted hereunder on the same basis as applicable to options under the Omnibus Plan.

Section 7. Amendment and Termination

The Board, or any committee to the extent authorized by the Board, may make such modifications to, or may terminate, the Plan as it shall deem advisable; provided, however, that except as contemplated by Section 4.3, no modification shall increase this number of Shares subject to issuance under the Plan without approval of the Company's shareholders; and provided, further, that no modification or termination shall adversely affect the rights under any Director Options then outstanding without the written consent of the holder.

Section 8. Miscellaneous

8.1 Rights of Directors. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to continue to serve as a Director of the Company or otherwise to be retained in the service of the Company.

8.2 Indemnification. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

8.3 Requirements of Law. The granting of Director Options and the issuance of shares of Common Stock with respect to an option exercise, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.4 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

8.5 Administration. The Board may establish such rules and regulations with respect to the proper administration of the Plan as it may determine, and may amend or revoke any rule or regulation so established. This Plan shall be interpreted by and all questions arising in connection therewith shall be determined by a majority of the Board, whose interpretation or determination, when made in good faith, shall be conclusive and binding.